EXHIBIT 99(a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

of Common Shares of

FIRST INDIANA CORPORATION

Offer to Purchase for Cash up to 1,600,000 Common Shares
At a Purchase Price of $23.50 Per Share

        This form or a facsimile copy of it must be used to accept the Offer (as defined below) if:

•	certificates for common shares, $.01 par value (the “Shares”), of First Indiana Corporation, an Indiana corporation, are not immediately available; or

•	the procedure for book-entry transfer cannot be completed on a timely basis; or

•	time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below).

      This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, overnight delivery or facsimile transmission to the Depositary by the Expiration Date. See Section 2 (“Procedure for Tendering Shares”) in the Offer to Purchase.

Depositary:

NATIONAL CITY BANK

By Mail:	By Hand, Overnight Delivery Service or Courier:
National City Bank Corporate Actions Processing P.O. Box 859208 Braintree, Massachusetts 02185-9208	National City Bank Corporate Actions Processing 161 Bay State Drive Braintree, Massachusetts 02184

Facsimile Number: (781) 380-3388

For confirmation of receipt, call (781) 843-1833 (Ext. 200)

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, at a price of $23.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 1, 2004 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified in the box entitled “Description of Shares Tendered,” pursuant to the guaranteed delivery procedure set forth under Section 2 (“Procedure for Tendering Shares”) in the Offer to Purchase.

Please call the Information Agent for assistance in completing this form toll free at (800) 457-0759.

ODD LOTS

This Section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on October 27, 2004, and who continues to own beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

☐	was the beneficial owner or record owner as of the close of business on October 27, 2004, and continues to be the beneficial owner or record owner, of an aggregate of fewer than 100 Shares, all of which are being tendered;

          OR

☐     is a broker, dealer, commercial bank, trust company or other nominee that:

(1)	is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

(2)	that each such person was the beneficial owner, as of the close of business on October 27, 2004, and continues to own beneficially or of record, an aggregate of fewer than 100 Shares, and is tendering all of those Shares

CONDITIONAL TENDER

You may condition the tender of your Shares upon the purchase by First Indiana of a specified minimum number of the Shares you tendered. See Section 6 (“Conditional Tender of Shares”) in the Offer to Purchase. Unless at least the minimum number of Shares tendered by you is purchased by First Indiana, none of the Shares you tender will be purchased. It is your responsibility to calculate the minimum number of Shares, and you are urged to consult your tax advisor. Unless this box has been completed and a minimum specified, your tender will be deemed unconditional.

☐	I wish to conditionally tender my Shares.

Minimum number of Shares that must be purchased if any are purchased: ________________________Shares

Check the following box if (A) you are tendering all of the Shares you own and (B) you wish your tender to be eligible for purchase by random lot. ☐

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Shareholder(s)	Certificate(s) Being Tendered
(please print)	(Attach additional list if necessary)

Number(s) —	Number of Shares	Number of Shares
If Available	on Certificate	Tendered

SIGN HERE

Dated: ---------------------------------------- , 2004

If Shares will be tendered by book-entry transfer, check box below: ☐ National City Bank, N.A. — Securities Transfer Division Account Number:

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GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”), hereby (i) represents that the undersigned has a net long position in Shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the Depositary’s account at National City Bank, N.A. (pursuant to the procedures set forth under Section 2 (“Procedure for Tendering Shares”) in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Address of Firm	Name

Title

Postal Code or Zip Code
Area Code and	Dated: , 2004
----------------------------------------
Telephone No.

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH A LETTER OF TRANSMITTAL.

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